Exhibit 5.3

February 9, 2005

WMG Acquisition Corp.

75 Rockefeller Plaza

New York, New York 10019

Ladies and Gentlemen:

                We have acted as special counsel for Warner/Chappell Music (Services), Inc., a New Jersey corporation (the “Excluded Guarantor”), in connection with the registration statement on Form S-4 (No. 333-121322-90) (the “Registration Statement”) filed by WMG Acquisition Corp., a  Delaware corporation (the “Company”), and the additional guarantors listed on Schedule 1 hereto (the “Covered Guarantors”; the Covered Guarantors together with the Excluded Guarantor, referred to as the “Guarantors”), under the Securities Act of 1933 with respect to (i) the issuance by the Company of $465,000,000 aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2014, and £100,000,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2014 (collectively, the “Exchange Securities”) and (ii) the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of April 8, 2004 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Exchange Securities will be offered by the Company in exchange for $465,000,000 aggregate principal amount of its outstanding 7 3/8% Senior Subordinated Notes due 2014 and £100,000,000 aggregate principal amount of its outstanding 8 1/8% Senior Subordinated Notes due 2014.

In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion.  On the basis of such examination, we advise you that, in our opinion, when (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantee of the Excluded Guarantor has been duly issued, such Guarantee will constitute the valid and legally binding obligation of the Excluded Guarantor enforceable against the Excluded Guarantor in accordance with its terms.

                This opinion is not rendered with respect to any laws other than the laws of the State of New Jersey and New York and the federal laws of the United States.

                We express no opinion herein as to the applicability or effect of (i) any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                To the extent that matters of fact are involved in the conclusions expressed in the opinions set forth above, such opinions are based upon certificates and statements of public officials and of officers of the Excluded Guarantor, without independent investigation by us.  In rendering the foregoing opinions, we have also assumed the genuineness of all signatures on documents not signed in our presence, the authenticity of all documents submitted to us as originals, the conformity with the originals submitted to us as copies, and the due authorization, execution and delivery of the Indenture by the Trustee.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ McCarter & English, LLP

Schedule 1

Subsidiary	Jurisdiction
A.P. Schmidt Company	Delaware
Atlantic Recording Corporation	Delaware
Atlantic/143 L.L.C.	Delaware
Atlantic/MR II INC.	Delaware
Atlantic/MR Ventures Inc.	Delaware
Big Beat Records Inc.	Delaware
Big Tree Recording Corporation	Delaware
Bute Sound LLC	Delaware
Cafe Americana Inc.	Delaware
Chappell & Intersong Music Group (Australia) Limited	Delaware
Chappell And Intersong Music Group (Germany) Inc.	Delaware
Chappell Music Company, Inc.	Delaware
Cota Music, Inc.	New York
Cotillion Music, Inc.	Delaware
CPP/Belwin, Inc.	Delaware
CRK Music Inc.	Delaware
E/A Music, Inc.	Delaware
Eleksylum Music, Inc.	Delaware
Elektra Entertainment Group Inc.	Delaware
Elektra Group Ventures Inc.	Delaware
Elektra/Chameleon Ventures Inc.	Delaware
Fiddleback Music Publishing Company, Inc.	Delaware
Foz Man Music LLC	Delaware
Inside Job, Inc.	New York
Intersong U.S.A., INC.	Delaware
Jadar Music Corp.	Delaware
Lava Trademark Holding Company LLC	Delaware
LEM America, INC.	Delaware
London-Sire Records Inc.	Delaware
McGuffin Music Inc.	Delaware
Mixed Bag Music, Inc.	New York
MM Investment Inc. (fka Warner Music Bluesky Holdings Inc.)	Delaware
NC Hungary Holdings Inc.	Delaware
New Chappell Inc.	Delaware
Nonesuch Records Inc.	Delaware
NVC International Inc.	Delaware
Octa Music Inc.	New York
Penalty Records L.L.C.	New York
Pepamar Music Corp.	New York
Revelation Music Publishing Corporation	New York
Rhino Entertainment Company	Delaware
Rick's Music Inc.	Delaware

Rightsong Music Inc.	Delaware
SR/MDM Venture Inc.	Delaware
Super Hype Publishing, Inc.	New York
T-Boy Music L.L.C.	New York
T-Girl Music L.L.C.	New York
The Rhythm Method Inc.	Delaware
Tommy Boy Music, Inc.	New York
Tommy Valando Publishing Group, Inc.	Delaware
Tri-Chappell Music Inc.	Delaware
TW Music Holdings Inc.	Delaware
Unichappell Music Inc.	Delaware
W.B.M. Music Corp.	Delaware
Walden Music, Inc.	New York
Warner Alliance Music Inc.	Delaware
Warner Brethren Inc.	Delaware
Warner Bros. Music International Inc.	Delaware
Warner Bros. Publications U.S. Inc.	New York
Warner Bros. Records Inc.	Delaware
Warner Domain Music Inc.	Delaware
Warner Music Discovery Inc.	Delaware
Warner Music Distribution Inc.	Delaware
Warner Music Group Inc.	Delaware
Warner Music Latina Inc.	Delaware
Warner Music SP Inc.	Delaware
Warner Sojourner Music Inc.	Delaware
Warner Special Products Inc.	Delaware
WarnerSongs Inc.	Delaware
Warner Strategic Marketing Inc.	Delaware
Warner-Elektra-Atlantic Corporation	New York
Warner/Chappell Music, Inc.	Delaware
Warprise Music Inc.	Delaware
WB Gold Music Corp.	Delaware
WBM/House of Gold Music, Inc.	Delaware
WBPI Holdings LLC	Delaware
WBR Management Services Inc.	Delaware
WBR/QRI Venture Inc.	Delaware
WBR/Ruffnation Ventures, Inc.	Delaware
WBR/Sire Ventures, Inc.	Delaware
We Are Musica Inc.	Delaware
WEA Europe Inc.	Delaware
WEA Inc.	Delaware
WEA International Inc.	Delaware
WEA Latina Musica Inc.	Delaware
WEA Management Services Inc.	Delaware
WEA Rock LLC	Delaware
WEA Urban LLC	Delaware
WMG Management Services Inc.	Delaware
WMG Trademark Holding Company LLC	Delaware

Berna Music, Inc.	California
FHK, INC.	Tennessee
Foster Frees Music, Inc.	California
Rodra Music, Inc.	California
Sea Chime Music, Inc.	California
Summy-Birchard, Inc.	Wyoming
Warner Custom Music Corp.	California
Warner-Tamerlane Publishing Corp.	California
WB Music Corp.	California
Wide Music, Inc.	California